Participation Securities Linked to an Equally Weighted Basket of 15 Stocks due
October 8, 2014
Principal at Risk Securities

Free Writing Prospectus
Filed pursuant to Rule 433
Registration Statement No. 333-178081 September 17, 2013

KEY TERMS
Issuer                   Morgan Stanley
Basket                   The Basket consists of 15 common stocks or common shares (each, a "Basket Stock" and collectively, the
                         "Basket Stocks"). The issuers of the Basket Stocks and the Bloomberg ticker symbol, the exchange on which each Basket Stock is listed and the Basket Stock Weighting of each Basket Stock are set forth under "The
                         Basket" on the right hand side of this document.
Payment at Maturity      An amount per $1,000 principal amount security calculated as follows:
                                                  $1,000 + ($1,000 x Adjusted Basket Return)
                         Your investment will be fully exposed to any decline in the Basket, and the Basket Adjustment Factor will reduce
                         your return regardless of whether the Basket appreciates or declines in value.
Basket Adjustment Factor 99.65%
Adjusted Basket Return   ((Ending Basket Level x Basket Adjustment Factor )/ Initial Basket Level) -- 1
Initial Basket Level     100, which is equal to the sum of the products of (i) the Share Closing Price of one share of each Basket
 Stock
                         on the Pricing Date, and (ii) the Multiplier for such basket stock on the Pricing Date
Basket Closing Level     On any Averaging Date, the sum of the products of (i) the Share Closing Price of one share of each Basket
                         Stock on such date times the Stock Adjustment Factor for such Basket Stock on such date, and (ii) the
 Multiplier
                         for such Basket Stock on such date.
Multiplier               The Multiplier for each Basket Stock will be set on the Pricing Date so that each Basket Stock will represent its
                         applicable Basket Stock Weighting in the predetermined Initial Basket Level of 100. Each Multiplier will remain
                         constant for the terms of the notes.
Ending Basket Level      The arithmetic average of the Basket Closing Level on each of the five Averaging Dates
Stock Adjustment Factor  For each Basket Stock, 1.0, subject to adjustment in the event of certain corporate events. See "Additional
                         Terms Specific to the Securities--Antidilution Adjustments" in the accompanying preliminary terms.
Averaging Dates          September 29, 2014, September 30, 2014, October 1, 2014, October 2, 2014 and October 3, 2014
Maturity Date            October 8, 2014
Listing                  The securities will not be listed on any securities exchange
CUSIP / ISIN             61761JLQ0 / US61761JLQ03
Estimated Value on the   Approximately $978.15 per security, or within $10.00 of that estimate. See "Additional Terms Specific To
 The
Pricing Date             Securities" on page 2 of the accompanying preliminary terms.

The securities are designed for investors who seek exposure to the performance of an equally weighted basket of 15 stocks. Investors will have full upside and downside exposure to the performance of the Basket, as reduced by the Basket
Adjustment Factor. Investors should be willing to forgo interest and dividend payments and, if the Basket declines or if the Ending Basket Level is not greater than the Initial Basket Level by at least approximately 0.351%, be willing to lose some or all of their principal.
Unsecured obligations of Morgan Stanley maturing October 8, 2014. Minimum denominations of $1,000 and integral multiples thereof.
All payments are subject to the credit risk of Morgan Stanley. If Morgan
Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
The securities are expected to price on September 20, 2013 and are expected to settle on September 25, 2013.
Fees and Commissions: J.P. Morgan Securities LLC, acting as dealer, will receive from Morgan Stanley and Co. LLC, the agent, a fixed sales commission of
1% for each security it sells. In addition, JPMorgan Chase Bank, N.A. will purchase securities from Morgan Stanley and Co. LLC for sales to certain fiduciary accounts at a purchase price to such accounts of 99% of the stated
principal amount per security and will forgo any sales commission with respect to such sales.

KEY RISKS / CONSIDERATIONS

[] The securities do not guarantee any return of principal and do not pay any interest. You may lose some or all of your investment.
[] Any payments on the securities are subject to issuer credit risk.
[] The Basket Adjustment Factor reduces the payment at maturity. Because the
Basket Adjustment Factor is applied to the performance of the Basket on the five Averaging Dates, the Basket Adjustment Factor will reduce the return on the securities regardless of whether the Ending Basket Level is greater than, equal to or less than the Initial Basket Level.
[] Changes in the value of one or more of the Basket Stocks may offset each other.
[] The investor does not own the Basket Stocks s and does not receive dividends or other distributions or have any other rights that holders of the Basket
Stocks would have.
[] There may be no secondary market. Securities should be considered a hold until maturity product.
[] Additional risk factors can be found in the accompanying preliminary terms and the following pages of this document.

                                  THE BASKET
------------- ----------------------------------------- -------- ------------
 Bloomberg             Issuer of Basket Stock           Exchange Basket Stock
Ticker Symbol                                                     Weighting
------------- ----------------------------------------- -------- ------------
    COST            Costco Wholesale Corporation        NASDAQ     6.6666%
------------- ----------------------------------------- -------- ------------
    TGT                  Target Corporation              NYSE      6.6666%
------------- ----------------------------------------- -------- ------------
     HD                 The Home Depot, Inc.             NYSE      6.6666%
------------- ----------------------------------------- -------- ------------
    LOW                Lowe's Companies, Inc.            NYSE      6.6666%
------------- ----------------------------------------- -------- ------------
    LEN       Lennar Corporation (Class A Common Stock)  NYSE      6.6666%
------------- ----------------------------------------- -------- ------------
    PHM                    Pultegroup, Inc.              NYSE      6.6666%
------------- ----------------------------------------- -------- ------------
     DHI                  D.R. Horton, Inc.              NYSE      6.6666%
------------- ----------------------------------------- -------- ------------
    KBH                      KB Home                     NYSE      6.6666%
------------- ----------------------------------------- -------- ------------
    USG                   USG Corporation                NYSE      6.6666%
------------- ----------------------------------------- -------- ------------
     OC                    Owens Corning                 NYSE      6.6666%
------------- ----------------------------------------- -------- ------------
    SWK              Stanley Black and Decker, Inc.        NYSE      6.6666%
------------- ----------------------------------------- -------- ------------
    WFC                Wells Fargo and Company             NYSE      6.6666%
------------- ----------------------------------------- -------- ------------
    BAC              Bank of America Corporation         NYSE      6.6666%
------------- ----------------------------------------- -------- ------------
     STI                SunTrust Banks, Inc.             NYSE      6.6666%
------------- ----------------------------------------- -------- ------------
    KEY              KeyCorp (Common Shares)             NYSE      6.6666%
------------- ----------------------------------------- -------- ------------

                             HYPOTHETICAL PAYMENTS AT MATURITY
------------------- ------------------------------------------------------ -------------------
                    Percentage Change Adjusted Basket
Ending Basket Level    in the Basket      Return      Return on Securities Payment at Maturity
=================== ================= =============== ==================== ===================
      200.00             100.00%          99.30%            99.30%              $1,993.00
=================== ================= =============== ==================== ===================
      190.00             90.00%           89.34%            89.34%              $1,893.35
=================== ================= =============== ==================== ===================
      180.00             80.00%           79.37%            79.37%              $1,793.70
=================== ================= =============== ==================== ===================
      170.00             70.00%           69.41%            69.41%              $1,694.05
=================== ================= =============== ==================== ===================
      160.00             60.00%           59.44%            59.44%              $1,594.40
=================== ================= =============== ==================== ===================
      150.00             50.00%           49.48%            49.48%              $1,494.75
=================== ================= =============== ==================== ===================
      140.00             40.00%           39.51%            39.51%              $1,395.10
=================== ================= =============== ==================== ===================
      130.00             30.00%           29.55%            29.55%              $1,295.45
=================== ================= =============== ==================== ===================
      120.00             20.00%           19.58%            19.58%              $1,195.80
=================== ================= =============== ==================== ===================
      110.00             10.00%            9.62%            9.62%               $1,096.15
=================== ================= =============== ==================== ===================
      100.351            0.351%            0.00%            0.00%               $1,000.00
=================== ================= =============== ==================== ===================
      100.00              0.00%           -0.35%            -0.35%              $996.50
=================== ================= =============== ==================== ===================
       90.00              -10.0%         -10.32%           -10.32%             $896.85
=================== ================= =============== ==================== ===================
       80.00              -20.0%          -20.28%           -20.28%             $797.20
=================== ================= =============== ==================== ===================
       70.00              -30.0%          -30.25%           -30.25%             $697.55
=================== ================= =============== ==================== ===================
       60.00              -40.0%          -40.21%           -40.21%             $597.90
=================== ================= =============== ==================== ===================
       50.00              -50.0%          -50.18%           -50.18%             $498.25
=================== ================= =============== ==================== ===================
       40.00              -60.0%          -60.14%           -60.14%             $398.60
=================== ================= =============== ==================== ===================
       30.00              -70.0%          -70.11%           -70.11%             $298.95
=================== ================= =============== ==================== ===================
       20.00              -80.0%          -80.07%           -80.07%             $199.30
=================== ================= =============== ==================== ===================
       10.00              -90.0%          -90.04%           -90.04%              $99.65
=================== ================= =============== ==================== ===================
       0.00              -100.0%         -100.00%          -100.00%              $0.00
------------------- ----------------- --------------- -------------------- -------------------

These hypothetical returns are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the securities.

You should read this document together with the accompanying preliminary terms describing the offering, including the overview of the Basket Stocks and their historical performance, before you decide to invest.

Participation Securities Linked to an Equally Weighted Basket of 15 Stocks due
October 8, 2014
Principal at Risk Securities

Risk Factors

[] YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS -- The securities do not guarantee any return of principal. The return on the securities at maturity is linked to the performance of the Basket and will depend on whether, and the extent to which, the Ending Basket Level is positive or negative. Your investment will be fully exposed to any decline in the Ending Basket Level as compared to the Initial Basket Level. There is no minimum payment at maturity on the securities and, accordingly, you could lose your entire initial investment in the securities.

[] THE BASKET ADJUSTMENT FACTOR REDUCES THE PAYMENT AT MATURITY -- The
securities offer full exposure to the Basket Stocks, reduced by the Basket
Adjustment Factor. Because the Basket Adjustment Factor is applied to the performance of the Basket on the five Averaging Dates, the Basket Adjustment
Factor will reduce the return on the securities regardless of whether the
Ending Basket Level is greater than, equal to or less than the Initial Basket
Level.

[] THE SECURITIES DO NOT PAY INTEREST -- Unlike ordinary debt securities, the securities do not pay interest and do not guarantee any return of principal at maturity.

[] NO SHAREHOLDER RIGHTS OR DIVIDENDS -- Investing in the securities is not equivalent to investing in any of the Basket Stocks. As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any of the Basket
Stocks.

[] THE SECURITIES ARE SUBJECT TO THE CREDIT RISK OF MORGAN STANLEY, AND ANY
ACTUAL OR ANTICIPATED CHANGES TO ITS CREDIT RATINGS OR CREDIT SPREADS MAY
ADVERSELY AFFECT THE MARKET VALUE OF THE SECURITIES -- You are dependent on
Morgan Stanley's ability to pay all amounts due on the securities, and therefore you are subject to the credit risk of Morgan Stanley. If Morgan
Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market's view of Morgan Stanley's creditworthiness. Any actual or anticipated decline in Morgan Stanley's credit ratings or increase in the credit spreads charged by  the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

[] MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES --
The value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

[] the prices of the Basket Stocks on any day;

[] the expected volatility (frequency and magnitude of changes in price) of the
Basket Stocks; [] the time to maturity of the securities; [] the dividend rates of the Basket Stocks; [] interest and yield rates in the market generally;

[] geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the Basket Stocks or stock markets generally and which may affect the issuers of the Basket Stocks and the price of the Basket Stocks; [] the occurrence of certain events affecting a particular Basket Stock that may or may not require an adjustment to its Stock
Adjustment Factor; and [] our creditworthiness, including actual or anticipated changes in our credit ratings or credit spreads.

[] CHANGES IN THE VALUE OF ONE OR MORE OF THE BASKET STOCKS MAY OFFSET EACH
OTHER -- Price movements in the Basket Stocks may not correlate with each other. At a time when the price of one or more Basket Stocks increases, the price of other Basket Stocks may decline in value. Therefore, in calculating the payment at maturity, increases in the price of one or more Basket Stocks may be moderated, or wholly offset, by declines in the price of one or more of the other Basket Stocks.

[] THE RATE WE ARE WILLING TO PAY FOR SECURITIES OF THIS TYPE, MATURITY AND
ISSUANCE SIZE IS LIKELY TO BE LOWER THAN THE RATE IMPLIED BY OUR SECONDARY
MARKET CREDIT SPREADS AND ADVANTAGEOUS TO US. BOTH THE LOWER RATE AND THE
INCLUSION OF COSTS ASSOCIATED WITH ISSUING, SELLING, STRUCTURING AND HEDGING
THE SECURITIES IN THE ORIGINAL ISSUE PRICE REDUCE THE ECONOMIC TERMS OF THE
SECURITIES, CAUSE THE ESTIMATED VALUE OF THE SECURITIES TO BE LESS THAN THE
ORIGINAL ISSUE PRICE AND WILL ADVERSELY AFFECT SECONDARY MARKET PRICES --
Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS and Co. , may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer  spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

  The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay
as issuer make the economic terms of the securities less   favorable to you
than they otherwise would be.

  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up
to 6 months following the issue date, to the extent that   MS and Co.  may buy or
sell the securities in the secondary market, absent changes in market conditions, including those related to the Basket Stocks, and to our secondary
market credit spreads, it would do so   based on values higher than the
estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

Participation Securities Linked to an Equally Weighted Basket of 15 Stocks due
October 8, 2014
Principal at Risk Securities

Risk Factors

[] THE ESTIMATED VALUE OF THE SECURITIES IS DETERMINED BY REFERENCE TO OUR
PRICING AND VALUATION MODELS, WHICH MAY DIFFER FROM THOSE OF OTHER DEALERS AND
IS NOT A MAXIMUM OR MINIMUM SECONDARY MARKET PRICE -- These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard  way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the Pricing Date does not represent a minimum or maximum price at which dealers, including MS and Co. , would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our
creditworthiness and changes in market conditions.   See also "Many economic
and market factors will impact the value of the securities" above.

[] LACK OF LIQUIDITY -- The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley and Co.  LLC ("MS and Co. ") may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS and Co.  is willing to transact. If, at any time, MS and Co.  were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

[] POTENTIAL CONFLICTS -- We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.  Some of our subsidiaries also trade the Basket Stocks and other financial instruments related to the Basket Stocks on a regular basis as part of their general broker-dealer  and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the price of the Basket Stocks. We will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the price of the Basket Stocks and the value of the securities. In addition, MS and Co.  has determined the estimated value of the securities on the
Pricing Date.

[] HEDGING AND TRADING ACTIVITY BY OUR SUBSIDIARIES COULD POTENTIALLY ADVERSELY
AFFECT THE VALUE OF THE SECURITIES-- One or more of our subsidiaries and/or third-party  dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the Basket Stocks), including trading in the Basket Stocks. Some of our subsidiaries also trade the Basket
Stocks and other financial instruments related to the Basket Stocks on a regular basis as part of their general broker-dealer  and other businesses. Any of these hedging or trading activities on or prior to the Pricing Date could potentially increase the Initial Basket Level and, therefore, could increase the prices at or above which the Basket Stocks must close on the Averaging
Dates so that investors do not suffer a loss on their initial investment in the securities.

[] THE ANTIDILUTION ADJUSTMENTS TO THE STOCK ADJUSTMENT FACTORS OF THE BASKET
STOCKS THE CALCULATION AGENT IS REQUIRED TO MAKE DO NOT COVER EVERY CORPORATE
EVENT THAT COULD AFFECT THE BASKET STOCKS --  MS and Co. , as calculation agent, will adjust the amount payable at maturity for certain events affecting the
Basket Stocks, such as stock splits and stock dividends, and certain other corporate actions involving the issuers of the Basket Stocks, such as mergers.
However, the calculation agent will not make an adjustment for every corporate event that could affect the Basket Stocks. For example, the calculation agent is not required to make any adjustments if an issuer of the Basket Stocks offers common stock for cash or in connection with acquisitions. If an event occurs that does not require the calculation agent to adjust the Stock
Adjustment Factor for any Basket Stock, the market price of the securities may be materially and adversely affected.

[] MORGAN STANLEY MAY ENGAGE IN BUSINESS WITH OR INVOLVING THE ISSUERS OF THE
BASKET STOCKS WITHOUT REGARD TO YOUR INTERESTS -- We or our affiliates may presently or from time to time engage in business with the issuers of the
Basket Stocks without regard to your interests, including extending loans to, or making equity investments in, the issuers of the Basket Stocks or their affiliates or subsidiaries or providing advisory services to the issuers of the
Basket Stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non- public information about the issuers of the Basket Stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the issuers of the Basket Stocks. These research reports may or may not recommend that investors buy or hold the Basket
Stocks.

[] THE SECURITIES MAY COME TO BE BASED ON THE SHARE CLOSING PRICES OF THE
COMMON STOCKS OF COMPANIES OTHER THAN THE ISSUERS OF THE BASKET STOCKS --
Following certain corporate events relating to the Basket Stocks, such as a
stock-for-stock   merger where a Basket Stock is not the surviving entity, the amount payable at maturity will be determined by reference to the value of exchange property which may include cash or shares of common stock of a corporation other than the issuer of such Basket Stock. We describe the specific corporate events that can lead to these adjustments in "Additional
Terms Specific to the Securities -- Antidilution Adjustments" in the
accompanying preliminary terms. The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the securities.

[] THE OFFERING OF THE SECURITIES MAY BE TERMINATED BEFORE THE PRICING DATE --
If we determine prior to pricing that it is not reasonable to treat your purchase and ownership of the securities as an "open transaction" for U. S.
federal income tax purposes, the offering of the securities will be terminated.

[] UNITED STATES FEDERAL TAX CONSEQUENCES -- Please read the discussion of
United States federal tax consequences, and any related risk factors, in the preliminary terms describing the terms of the securities.

Participation Securities Linked to an Equally Weighted Basket of 15 Stocks due
October 8, 2014
Principal at Risk Securities

Important Information

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

The information provided herein was prepared by sales, trading, or other non-research personnel of one of the following: Morgan Stanley and Co. LLC,
Morgan Stanley and Co. International PLC, Morgan Stanley MUFG Securities Co.,
Ltd, Morgan Stanley Capital Group Inc. and/or Morgan Stanley Asia Limited
(together with their affiliates, hereinafter "Morgan Stanley"), but is not a product of Morgan Stanley's Equity Research or Fixed Income Research
Departments. This communication is a marketing communication and is not a research report, though it may refer to a Morgan Stanley research report or the views of a Morgan Stanley research analyst. We are not commenting on the fundamentals of any companies mentioned. Unless indicated, all views expressed herein are the views of the author's and may differ from or conflict with those of the Morgan Stanley Equity Research or Fixed Income Research Departments or
others in the Firm.

Morgan Stanley is not acting as a municipal advisor and the opinions or views contained herein are not intended to be, and do not constitute, advice, including within the meaning of Section 975 of the Dodd-Frank Wall Street
Reform and Consumer Protection Act.

This material is not (and should not be construed to be) investment advice (as defined under ERISA or similar concepts under applicable law) from Morgan
Stanley with respect to an employee benefit plan or to any person acting as a
Fiduciary for an employee benefit plan, or as a primary basis for any particular plan investment decision. These materials have been based upon information generally available to the public from sources believed to be reliable. No representation is given with respect to their accuracy or completeness, and they may change without notice. Morgan Stanley on its own behalf and on behalf of its affiliates disclaims any and all liability relating to these materials, including, without limitation, any express or implied representations or warranties for statements or errors contained in, or omissions from, these materials. Morgan Stanley and others associated with it may make markets or specialize in, have or may in the future enter into principal or proprietary positions (long or short) in and effect transactions in securities of companies or trading strategies mentioned or described herein and may also perform or seek to perform investment banking, brokerage or other services for those companies and may enter into transactions with them. We may at any time modify or liquidate all or a portion of such positions and we are under no obligation to contact you to disclose any such intention to modify or liquidate or any such modification or liquidation. Morgan Stanley acts as
"prime broker" and lender for a number of hedge funds. As a result, Morgan
Stanley may indirectly benefit from increases in investments in hedge funds.
Unless stated otherwise, the material contained herein has not been based on a consideration of any individual client circumstances and as such should not be considered to be a personal recommendation. We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. Where an investment is denominated in a currency other than the investor's currency, changes in rates of exchange may have an adverse effect on the value, price of, or income derived from the investment. The performance data quoted represents past performance. Past performance is not indicative of future returns. No representation or warranty is made that any returns indicated will be achieved. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. Transaction costs
(such as commissions) are not included in the calculation of returns. Changes to the assumptions may have a material impact on any returns detailed.
Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs and changes to the assumptions set forth herein may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances. By submitting this communication to you, Morgan Stanley is not advising you to take any particular action based on the information, opinions or views contained herein, and acceptance of such document will be deemed by you acceptance of these conclusions. You should consult with your own municipal, financial, accounting and legal advisors regarding the information, opinions or views contained in this communication.

4